EXHIBIT 5(a)
                           GENERAL MOTORS CORPORATION
                             300 RENAISSANCE CENTER
                             DETROIT, MICHIGAN 48265


                                                October 2, 2001
GENERAL MOTORS NOVA SCOTIA
  FINANCE COMPANY
1908 Colonel Sam Drive
Oshawa,  ON L1H 8P7


GENERAL MOTORS CORPORATION
300 Renaissance Center
Detroit, Michigan 48265

Dear Sirs:

      As Attorney for General Motors Corporation (the "Corporation") in connection with the registration of the Guaranteed Debt Securities (the "Securities") which will be offered by General Motors Nova Scotia Finance Company and guaranteed by the Corporation at an aggregate price of $750,000,000, for issuance pursuant to the Securities Act of 1933, as amended, I advise that in my opinion the Corporation has full power and authority under the laws of Delaware, the State of its incorporation, and under its Certificate of Incorporation, as amended, to guarantee the indebtedness to be evidenced by the said Securities.

      It is my further opinion that the Indenture dated as of October , 2001, among General Motors Nova Scotia Finance Company, as Issuer, the Corporation, as Guarantor, and Citibank, N.A., as Trustee (the "Indenture"), has been duly authorized, by the Corporation and when the Indenture has been executed and delivered and when the Securities including the Guarantees, have been duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Issuer and the Corporation, as the case may be, in accordance with and subject to the terms thereof.

      I hereby consent to the use of the foregoing opinion as Exhibit 5 of your Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the above mentioned Securities and Guarantees and to the use of my name in such Registration Statement and in the related Prospectus under the heading "Legal Opinions".

                                Very truly yours,


                                ----------------------
                                Martin I. Darvick
                                Attorney